SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN Proxy statement

                            SCHEDULE 14A INFORMATION
           Proxy statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
    Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant toss.240.14a-11(c) orss.240.14a-12


                                SUN BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   [X] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
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          (2) Aggregate number of securities to which transaction applies:
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          (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4) Proposed maximum aggregate value of transaction:
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          (5) Total fee paid:
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   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:
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          (2) Form, Schedule or Registration Statement No.:
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          (3)   Filing Party:
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          (4)   Date Filed:
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

                                SUN BANCORP, INC.
     P.O. Box 849 - Landis Avenue - Vineland, New Jersey 08360 (856)691-7700







April 17, 2003

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Sun Bancorp, Inc., I cordially invite you to attend the Annual Meeting of Shareholders to be held at Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 22, 2003, at 9:30 a.m. The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of the Company's independent auditors, Deloitte & Touche LLP, will be present to respond to any questions shareholders may have.

         At the annual meeting, shareholders will vote upon the election of directors of the Company and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. The Board of Directors unanimously recommends a vote "FOR" both matters.

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote is very important.

                                                     Sincerely,


                                                     /s/Bernard A. Brown

                                                     Bernard A. Brown
                                                     Chairman of the Board

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2003
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sun Bancorp, Inc. (the "Company"), will be held at Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 22, 2003, at 9:30 a.m.

The Meeting is for the purpose of considering and acting upon the following matters:

1.       The election of sixteen directors of the Company;

2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

3. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on April 1, 2003 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, SHAREHOLDERS WHOSE SHARES ARE NOT REGISTERED IN THEIR OWN NAME WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/Sidney R. Brown

                                            Sidney R. Brown
                                            Secretary

Vineland, New Jersey
April 17, 2003

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2003

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sun Bancorp, Inc. (the "Company") to be used at the 2003 Annual Meeting of Shareholders of the Company which will be held at Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 22, 2003 at 9:30 a.m. The accompanying notice of annual meeting of shareholders, form of proxy, annual report and this proxy statement are being first mailed to the Company's shareholders entitled to notice of, and to vote at the meeting, on or about April 17, 2003.

         At the meeting, shareholders will consider and vote upon (i) the election of sixteen directors, (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, and (iii) such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

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                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a shareholder attends the meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no direction is given, signed proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where a nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the meeting.

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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Shareholders of record as of the close of business on April 1, 2003 (the "Record Date") are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held.

         As of the Record Date, the Company had 11,189,927 shares of Common Stock issued and outstanding.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast.

         Concerning all other matters that may properly come before the meeting, including ratification of the appointment of auditors, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, or (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required, such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners

         Persons and groups owning in excess of 5% of the outstanding shares of Common Stock are required to file reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than as set forth in the following table, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                                    Percent of Shares
                                             Amount and Nature of    of Common Stock
Name and Address of Beneficial Owner         Beneficial Ownership      Outstanding
------------------------------------         --------------------      -----------
Bernard A. Brown
71 West Park Avenue
Vineland, New Jersey 08360                       3,859,103(1)             31.11%

Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830                     1,019,277(2)              9.11%

All directors and executive officers
    of the Company as a group (20 persons)       5,836,112(3)             45.34%

---------------
(1) Includes shares of Common Stock held directly as well as by spouse or minor children, in trust and other indirect ownership, over which shares the individual effectively exercises sole voting and investment power, unless otherwise indicated. Includes 1,215,786 shares of Common Stock that can be acquired pursuant to options that are exercisable within 60 days of the Record Date. See "Director and Executive Officer Compensation."
(2) Number of shares is based on an amended Schedule 13F filed with the Securities and Exchange Commission on February 21, 2003.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 1,682,776 options that may be exercised within 60 days of the Record Date to purchase shares of Common Stock. See "Director and Executive Officer Compensation."

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

General Information

         The entire Board of Directors is to be elected at the meeting, each to serve until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Each nominee, other than Audrey
S. Oswell, is currently a member of the Board of Directors, and all members of the current Board of Directors are nominees.

         It is intended that the proxies solicited by the Board will be voted for the election of each of the named nominees unless otherwise specified. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any of the nominees might be unavailable to serve.

         The following table sets forth information with respect to the directors and certain executive officers of the Company, including their names, ages, the years they first became directors or executive officers of the Company, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date.

                                                                 Year First     Shares of Common     Percent
                                                                 Elected or    Stock Beneficially      of
Name                         Age(1)           Position          Appointed(2)        Owned(3)          Class
----                         ------           --------          ------------        --------          -----
                                                   DIRECTORS

Thomas A. Bracken             55     President, CEO and           2001            120,964(4)           1.07
                                     Director
Bernard A. Brown(5)           78     Chairman of the Board        1985          3,859,103(6)          31.11
Ike Brown(5)                  48     Director                     1998            218,687(7)           1.95
Jeffrey S. Brown(5)           43     Director                     1999            206,138(7)           1.84
Sidney R. Brown(5)            45     Vice Chairman, Treasurer     1990            491,706(8)           4.31
                                     and Secretary
Peter Galetto, Jr.            49     Director                     1990            306,818(9)           2.74
Linwood C. Gerber             62     Director                     1985             33,816(7)             *
Douglas J. Heun               56     Director                     1997             27,065(7)             *
Anne E. Koons(5)              50     Director                     1990            262,741(7)           2.35
Vito J. Marseglia             76     Director                     1985             44,252(7)             *
Alfonse M. Mattia             61     Director                     2001             49,002(7)             *
Audrey S. Oswell              46     Nominee                       N/A                 --               --
George A. Pruitt              56     Director                     2001              5,046(7)             *
Anthony Russo, III            60     Director                     1985             21,699(7)             *
Edward H. Salmon              60     Director                     1997              7,872(7)             *
John D. Wallace               69     Director                     2001              5,437(7)             *

                              CERTAIN EXECUTIVE OFFICERS OF THE COMPANY AND BANK

Dan A. Chila                  54     Executive Vice President     2000             41,624(10)            *
                                     and CFO
John P. Neary                 61     Executive Vice President     2001             32,367(11)            *
                                     of the Bank
Bart A. Speziali              52     Executive Vice President     1992             79,525(12)            *
                                     of the Bank
A. Bruce Dansbury             49     Executive Vice President     2001             22,252(13)            *
                                     of the Bank

---------------
*    Less than 1%.
(1)  At December 31, 2002.
(2) For directors, refers to the year such individual became a direct or of the Company or the Bank. For officers, refers to the year such individual joined the Company or the Bank.

(3) Includes shares held directly by the individual as well as by such individual's spouse, shares held in trust and in other forms of indirect ownership over which shares the individual effectively exercises sole voting and investment power.
(4) Includes 97,125 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(5) Ike Brown, Sidney R. Brown, Anne E. Koons and Jeffrey S. Brown are the children of Bernard A. Brown.
(6) Includes 1,215,786 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(7) Includes 3,150 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(8) Includes 209,568 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(9) Includes 4,200 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(10) Includes 32,303 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(11) Includes 26,513 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(12) Includes 44,518 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(13) Includes 18,113 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.

Biographical Information

         Directors and Executive Officers of the Company and the Bank. The principal occupation of each director and executive officer of the Company and the Bank is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Thomas A. Bracken joined the Company as President and Chief Executive Officer in February 2001 and is also a director of the Company. Mr. Bracken also serves as the President and Chief Executive Officer of the Bank and is also a director of the Bank. Prior to joining the Company, Mr. Bracken was the Executive Director of the Public Sector Group of First Union National Bank. He has over 30 years of banking experience in New Jersey and extensive involvement in civic and non-profit organizations. Mr. Bracken began his banking career in 1969 at New Jersey National Bank. In 1993, he became President and CEO of New Jersey National Bank. When New Jersey National Bank merged with CoreStates Bank, N.A., Mr. Bracken was named President of the New Jersey Market. In 1998, CoreStates merged with First Union National Bank and Mr. Bracken became Executive Vice President and head of Commercial and Government Banking for New Jersey, New York, and Connecticut until his appointment in May 2000 to head the Public Sector Group.

         Bernard A. Brown has been Chairman of the Board of Directors of the Company since its inception in January 1985, as well as Chairman of the Board of Directors of the Bank. Mr. Brown is also the Chairman of the Board of Directors and President of NFI

Industries, Inc., a trucking conglomerate headquartered in Vineland, New Jersey. He also has several real estate companies with extensive holdings.

         Ike Brown has been a director of the Company since March 1998. He is also a director of the Bank. Mr. Brown is Vice Chairman and director of NFI Industries, Inc. and is one of the general partners of The Four B's, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Jeffrey S. Brown has been a director of the Company since April 1999. He is also a director of the Bank. Mr. Brown is Vice Chairman of NFI, a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing, and real estate development. He is also President & Chief Operating Officer of National Freight, one of the top transportation companies in the industry. Mr. Brown is one of the general partners of The Four B's, a partnership with extensive holdings primarily in the Eastern United States. He is also an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Sidney R. Brown is Vice Chairman of the Board of Directors of the Company and had served as a director, treasurer and secretary since 1990. He is also a director of the Bank. Mr. Brown is the chief executive officer of NFI, Inc., its subsidiaries and affiliates. NFI has a national scope servicing its customers' transportation, leasing, distribution, warehousing, third party logistics and contract manufacturing needs. Mr. Brown is a general partner of various real estate companies having extensive holdings with emphasis on development and management of commercial and industrial real estate.

         Peter Galetto, Jr. has been a director of the Company since April 1990. He is also a director of the Bank. Mr. Galetto also served as the Secretary of the Company from April 1990 to March 1997. Mr. Galetto is the President of Stanker & Galetto, Inc., an industrial building contractor located in Vineland, New Jersey. He is the Secretary/Treasurer of Tri Mark Building Contractors, Inc. Mr. Galetto is also an officer and director of several other corporations and organizations.

         Linwood C. Gerber has been a director of the Company since May 2002. He is also a director of the Bank and was one of its founding directors in 1985. Mr. Gerber is President of L & L Redi-Mix, Inc., a concrete and construction supply business which he started in 1969. Mr. Gerber is also president of several other companies involved in real estate holdings, equipment rental and development. He is also the managing partner in Paxxon Healthcare Services.

         Douglas J. Heun has been a director of the Company since May 2002. He is also a director of the Bank. Mr. Heun is a certified public accountant and a founding partner of Tracey Heun Brennan & Co., an accounting and consulting firm in Southern New Jersey. He is licensed by the AICPA as an accredited business valuator (ABV), and is a licensed Certified Financial Planner (CFP) and Personal Financial Specialist (PFS). In addition to his membership in the AICPA, he is also a member of the New Jersey Society of CPAs. He is President of the Stone Harbor Lions Home for the Blind, Vice President of the Helen L. Diller Vacation Home for Blind Children, Member of the Board of Trustees for the Richard Stockton College of New Jersey Foundation, Committee Member of The Stainton Society, Member of the Board of Directors of Mar-Vel Underwater Equipment, Inc. and is the Treasurer of the Friends of Cape May Jazz, Inc.

         Anne E. Koons has been a director of the Company since April 1990. She is also a director of the Bank. Ms. Koons is a real estate agent with Prudential Fox & Roach. Ms. Koons is a member of the Cooper Hospital University Foundation Board. She is also an officer and director of several other companies.

         Vito J. Marseglia has been a director of the Company since May 2002. He is also a director of the Bank and was one of its founding directors in 1985. Mr. Marseglia is owner and president of Bristol Tank & Welding Co., Inc. since its inception in 1949.

         Alfonse M. Mattia has been a director of the Company since May 2001. He is also a director of the Bank. Mr. Mattia is a Certified Public Accountant and a founding partner of Amper, Politziner & Mattia, a regional accounting and consulting firm with offices in New Jersey and New York. He served as Co-Chairman of the Rutgers University Family Business Forum and has served as a member of "The Group of 100," a national group formed by the American Institute of Certified Public Accountants to protect the public interest and position the accounting profession for the future. Mr. Mattia is also a member of the AICPA, the New Jersey Society of CPAs and the Harvard Business School Club of New York. He is also a board member at several other corporations.

         Audrey S. Oswell has been nominated to serve as a director of the Company. Ms. Oswell was appointed President and Chief Operating Officer at Resorts Atlantic City in February 2000. In October 2002, she was named Chief Executive Officer of Resorts Atlantic City. Prior to accepting this position, Ms. Oswell served as President and Chief Operating Officer of Caesars Atlantic City which also included responsibility for the Sheraton Atlantic City Convention Center Hotel and the management of Dover Downs Slots. She holds a Masters of Business Administration degree in Marketing from Drexel University and a Bachelor of Arts degree from Temple University. Ms. Oswell also serves on the Board of The Miss America Organization and the Jewish Community Center of Atlantic County. She is a Trustee of the Atlantic County Special Services School District and serves on the Business Advisory Council for the Federal Reserve Bank of Philadelphia.

         George A. Pruitt has been a director of the Company since May 2002. He is also a director of the Bank. Dr. Pruitt has been President of Thomas Edison State College since 1982. He is a member, and Past Board Chairman, of the Mercer County Chamber of Commerce, Trenton, NJ; and is a member of the National Advisory Committee on Institutional Quality and Integrity, United States Department of Education. He sits on the Boards of Directors of Rider University, Lawrenceville, NJ; Structured Employment Economic Development Corporation, New York, NY; and the Union Institute, Cincinnati, OH. He is a former director of the Trenton Savings Bank. He has served in an advisory capacity to three Secretaries of Education. He is the recipient of three honorary degrees in addition to numerous awards, honors, and commendations. In a study of presidential leadership funded by the Exxon Education Foundation, Dr. Pruitt was identified as one of the most effective college presidents in the United States.

         Anthony Russo, III has been a director of the Company since May 2002. Mr. Russo is also a director of the Bank and was one of its founding directors in 1985. He is a lifetime resident of Tabernacle, NJ, where he is President of Russo's Fruit & Vegetable Farm & Greenhouses, Inc., a 400 acre fruit and vegetable, greenhouse, wholesale and retail operation that has been in business for over 60 years. Mr. Russo is President of the Tabernacle Co-Operative Growers Association, serves on the Board of Directors of the Trenton Farmers Market Growers Cooperative and is actively involved in New Jersey Farm Bureau and New Jersey Department of Agriculture activities.

         Edward H. Salmon has been a director of the Company since May 2002. He is also a director of the Bank. For 27 years, Dr. Salmon served as a teacher, coach and school administrator in the Millville Public School System. In addition, he has over 25 years of public service as the Mayor of Millville, Freeholder Director of Cumberland County, New Jersey State Legislator, and a member of the Governor's Cabinet serving as President of the New Jersey Board of Public Utilities. As a State Utilities Regulator, Dr. Salmon served as Vice President of the National Association of Regulatory Utility Commissioners, Trustee of the National Regulatory Research Institute, President of the Great Lakes Conference (16 States) and on the Board of Directors for the National Society of Rate of Return Analysts. Dr. Salmon formerly served as Vice Chairman of AUS, Inc. and President/CEO of AUS Consultants. Currently, Dr. Salmon is Chairman of Salmon Ventures Limited, a company providing national consulting to utilities, industry, business, education and government.

         John D. Wallace has been a director of the Company since May 2001. He is also a director of the Bank. Mr. Wallace retired in 1993 as the Chairman and CEO of CoreStates New Jersey National Bank. He is a member of the Board and Treasurer of The McCarter Theater, is a Trustee of the Medical Center at Princeton Foundation and serves on the Board of Princeton Day School and Trinity Counseling Service. He is also a member of the First Union Regional Foundation Board and is a Director Emeritus of the Greater Mercer County Chamber of Commerce.

         Dan A. Chila joined the Company in April 2000 as the Executive Vice President and Chief Financial Officer. He is also an executive officer of the Bank. He has over 27 years of banking experience and is a Certified Public Accountant. Prior to joining the Company, Mr. Chila was Senior Vice President and Chief Financial Officer of Peoples Bancorp, Lawrenceville, New Jersey. Prior to that, Mr. Chila was a Senior Vice President in the Financial Division of CoreStates Financial Corporation where he held positions of CFO at several CoreStates banking subsidiaries and Business Divisions. Mr. Chila is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants, and the Pennsylvania Institute of Certified Public Accountants. He is also a member of the President's Advisory Council of LaSalle University.

         A. Bruce Dansbury joined the Bank in April 2001 and serves as Chief Credit Policy Officer and Executive Vice President of Business Banking. Mr. Dansbury has over 25 years of banking experience in New Jersey and prior to joining the Bank held the title of Business Bank Executive for First Union National Bank. His professional affiliations and activities include: director and past president, Trenton Downtown Association; member of Rutgers University Executive Advisory Council; Rider University Business Advisory Board; director
Mercer County Chamber of Commerce and member of the Langhorne Athletic Association.

         John P. Neary joined the Bank in January 2001 and serves as Executive Vice President of Community Banking and his responsibilities include the branch network, bank operations, small business, consumer and mortgage lending as well as Corporate Communications & Marketing. Mr. Neary has over 30 years of financial services experience. Prior to joining the Bank, Mr. Neary was a principal of the Trilenium Group, a consulting firm, from 1998 to January 2001. Prior to that he held executive positions with CoreStates Financial Corp., CoreStates New Jersey National Bank and Manufacturers Hanover Financial Services and First Pennsylvania Corp. Mr. Neary serves as chairman of the board of the Thomas Edison State College Foundation and is a member of the board of the Atlantic City Chamber of Commerce and the South Jersey Chamber of Commerce.

         Bart A. Speziali has been with the Bank since 1992 and serves as Senior Lending Officer and Executive Vice President of Commercial Banking. Mr. Speziali has over 25 years of banking experience in the New Jersey marketplace. He serves on the Board of Cumberland Cape Atlantic YMCA and is a past president. Mr. Speziali also serves on the Neighborhood Empowerment Council on Housing for the City of Vineland and is a trustee for the Southern New Jersey Development Council and is a member of their Economic Development Committee.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the fiscal year ended December 31, 2002, the Board of Directors held ten regular meetings and one special meeting and eight regular committee meetings and two special committee meetings. No director, other than

Anthony Russo, III, attended fewer than 75% of the meetings of the Board of Directors and committees on which such director served during the year ended December 31, 2002.

         The Nominating Committee consists of the entire Board of Directors of the Company. The Nominating Committee met once during the year ended December 31, 2002. The Nominating Committee is not required to consider nominees recommended by shareholders.

         The Compensation Committee consists of Sidney R. Brown, Jeffrey S. Brown, Vito J. Marseglia, George A. Pruitt, Edward H. Salmon and John D. Wallace. The Compensation Committee met once during the year ended December 31, 2002.

         The Audit Committee consists of Directors Galetto, Heun, Mattia and Wallace. Mr. Galetto has been determined not to be independent in accordance with the requirements of the Nasdaq Stock Market due to a business relationship between the Bank and an entity of which he is an officer and part owner. The Board felt, nonetheless, that Director Galetto would be an effective member of the committee and that his appointment to the committee was in the best interests of the Company and its shareholders.

         The Audit Committee is responsible for recommending the appointment of the Company's independent auditors, subject to ratification by the Company's shareholders, and for meeting with such auditors with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors. The Audit Committee met seven times during the year ended December 31, 2002. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The charter of the Audit Committee was amended during 2003 to comply with the requirements of the Sarbanes-Oxley Act of 2002. The full text of the charter of the Audit Committee appears as an appendix to this proxy statement.

Principal Accounting Firm Fees

         Audit Fees. The aggregate fees billed by Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $172,000.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

         All Other Fees. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were $69,000, including audit related services of $39,000 and non-audit related services of $30,000. Audit related services generally include fees for consents, consultations on the application of newly-issued accounting principles and the audit of the Company's 401(k) plan.

         The audit committee has considered and determined that the rendering of non-audit services is compatible with maintaining the principal accountant's independence.

Report of the Audit Committee

         For the fiscal year ended December 31, 2002, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditors, Deloitte, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Deloitte disclosures regarding Deloitte's independence as required by Independence Standards Board Standard No. 1 and discussed with Deloitte its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

    Audit Committee:  Peter Galetto, Jr., Douglas J. Heun, Alfonse M. Mattia and
                      John D. Wallace

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Directors' Compensation

         Each member of the Board of Directors, except for the Chairman and employee directors of the Company, received a fee of $500 for each board meeting and $500 for each committee meeting attended for the year ended December 31, 2002. Directors who are executive officers of the Company do not receive any fees for their services as directors. For the year ended December 31, 2002, total directors fees for the Company and the Bank were $84,000, all of which was paid in shares of Common Stock.

         In addition, during the year ended December 31, 2002, each director who is not an officer of the Company, other than Sidney R. Brown and Peter Galetto, Jr., was awarded options to purchase 3,150 shares of Common Stock under the 2002 Stock Option Plan at an exercise price of $11.38 per share. Sidney R. Brown and Peter Galetto, Jr. were awarded options to purchase 141,750 and 21,000 shares of Common Stock under the 2002 Stock Option Plan, respectively, at an exercise price of $11.38 per share. Thomas A. Bracken and Bernard A. Brown are officers of the Company and were awarded options to purchase 183,750 and 210,000 shares of Common Stock, respectively, at an exercise price of $11.38 per share. The awards to Thomas A. Bracken, Bernard A. Brown, Sidney R. Brown and Peter Galetto, Jr. vest at the rate of 20% as of six months from the date of the grant, January 24, 2002, and 20% on each of the next four anniversaries of the first vesting event thereafter during periods of continued service as an employee, director or director emeritus, and such awards will continue to be exercisable during continued service as an employee, director or director emeritus. Options awarded to each other director were 100% exercisable as of January 24, 2002. Shareholders of the Company ratified the 2002 Stock Option Plan at the annual meeting of stockholders held May 16, 2002.

Executive Compensation

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and certain other executive officers of the Company for the year ended December 31, 2002.

                                                                               Long Term
                                                                             Compensation
                                               Annual Compensation              Awards
                                          --------------------------------   -------------
                                                                              Securities            All
                Name and                                                      Underlying           Other
           Principal Position              Year        Salary        Bonus   Options(#)(1)    Compensation(2)
           ------------------              ----        ------        -----   -------------    ---------------
Thomas A. Bracken(3)                       2002       $429,808    $150,000       210,000          $25,925
President and Chief Executive Officer      2001        309,000           -        55,125                -

Bernard A. Brown                           2002        293,500           -       183,750                -
Chairman                                   2001        293,000           -             -                -
                                           2000        245,125           -             -                -

Dan A. Chila(4)                            2002        208,740      50,000       105,000            6,000
Executive Vice President and CFO           2001        190,000      10,000             -                -
                                           2000        106,731           -        11,302                -

John P. Neary(5)                           2002        208,769      50,000       105,000            6,000
Executive Vice President of the Bank       2001        180,000           -         5,513                -

Bart A. Speziali                           2002        207,308      47,000       105,000            6,000
Executive Vice President of the Bank       2001        190,000      15,000             -            5,250
                                           2000        145,000       7,000         8,406            5,250

A. Bruce Dansbury(6)                       2002        197,308      33,500        63,000           10,261
Executive Vice President of the Bank       2001        109,615           -         5,513            4,398

___________________
(1) Prior awards adjusted for stock dividends.

(2) For 2002, for Mr. Bracken, consists of club membership payments of $9,066, insurance premium payments of $11,359 and contributions under the 401(k) plan of $5,500. For 2002, for Mr. Dansbury, consists of club membership payments of $4,761 and contributions under the 401(k) plan of $5,500. For Messrs. Chila, Neary and Speziali, consists of contributions under the 401(k) plan.
(3)  Mr.  Bracken  joined the Company in February 2001.
(4)  Mr. Chila joined the Company in April 2000.
(5)  Mr. Neary joined the Bank in January 2001.
(6)  Mr. Dansbury joined the Bank in April 2001.

         Stock Option Plans. The Company has adopted the 1995 Stock Option Plan, the 1997 Stock Option Plan and the 2002 Stock Option Plan (the "Option Plans"). Officers, directors and employees are eligible to receive, at no cost to them, options under the Option Plans. Options granted under the Option Plans may be either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code and that do not normally result in tax deductions to the Company) or non-incentive stock options. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. Option shares may be paid for in cash, shares of the common stock, or a combination of both. Options are exercisable for a period of ten years from the date of grant.

         The following tables set forth additional information concerning options granted under the Option Plans during the year ended December 31, 2002.

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                           Option Grants in 2002 Fiscal Year                       Annual Rates of Stock
                           ------------------------------------------------------------            Price Appreciation for
                                                  Individual Grants                                     Option Term
                           ------------------------------------------------------------         ----------------------------
                                             Percent of
                                            Total Options
                              Number         Granted to      Exercise
                            of Options      Employees in       Price     Expiration
          Name               Granted         Fiscal Year     ($/Share)      Date            5% ($)          10% ($)
          ----               -------         -----------     ---------   -----------      ----------       ----------
Thomas A. Bracken            210,000            21.49%        $11.38      1-23-12         $1,503,064       $3,809,060

Bernard A. Brown             183,750            18.80%        $11.38      2-02-12         $1,319,738       $3,347,110

Dan A. Chila                 105,000            10.74%        $11.38      1-23-12           $751,532       $1,904,530

John P. Neary                105,000            10.74%        $11.38      1-23-12           $751,532       $1,904,530

Bart A. Speziali             105,000            10.74%        $11.38      1-23-12           $751,532       $1,904,530

A. Bruce Dansbury             63,000             6.45%        $11.38      1-23-12           $450,919       $1,142,718



                  Aggregated Option Exercises in 2002 Fiscal Year and Fiscal Year End Option Values
                  ---------------------------------------------------------------------------------
                                                                                                 Value of
                           Shares                          Number of Options             In-the-money Options
                        Acquired on       Value          at Fiscal Year-End (#)         at Fiscal Year-End ($)
          Name          Exercise (#)   Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable (1)
          ----          ------------   ------------    -------------------------    -----------------------------
Thomas A. Bracken              --            --               69,563 / 195,562             $234,675 / $476,464

Bernard A. Brown           11,597       $63,993            1,217,317 / 147,000           $4,591,169 / $282,093

Dan A. Chila                   --            --               32,303 /  83,999             $118,107 / $161,195

John P. Neary                  --            --               23,757 /  86,756              $56,962 / $177,853

Bart A. Speziali               --            --               44,519 /  83,999             $177,650 / $161,195

A. Bruce Dansbury              --            --               15,357 /  53,156              $40,217 / $112,749

----------------
(1) Based upon the difference between the option exercise price and the last sales price of the Common Stock of $13.30 per share as of December 31, 2002.


         Change in Control Severance Agreements. The Company and the Bank have entered into change in control severance agreements with each of the executive officers named above in the compensation table (the "other named executive officers"). The agreements with Bernard Brown, Chairman of the Board of Directors, are for three-year terms. If Mr. Brown is terminated without just cause within two years following a "change in control" of the Company or the Bank, as defined in the agreements, he will be entitled to receive a payment equal to three times his aggregate taxable compensation for the most recently completed calendar year. If such payment were to be made under the agreements as of December 31, 2002, such payment would equal approximately $888,000. The agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

         The Company and the Bank have also entered into change in control agreements with Thomas Bracken, the President and Chief Executive Officer of the Company and the Bank. The agreements with Mr. Bracken provide for a payment equal to three times his aggregate taxable compensation for the most recently completed calendar year if he is terminated without just cause within eighteen months following a change in control. If such payment were to be made under the agreements as of December 31, 2002, such payment would equal approximately $1.4 million. Mr. Bracken's agreements have a term of twenty- four months and may be renewed annually by the Board of Directors.

         The Company and the Bank have also entered into change in control agreements with the four other named executive officers. The change in control severance agreements with the other named executive officers are for twenty-four month terms. If the officer is terminated without just cause within eighteen months following a change in control, the officer would be entitled to a payment equal to three times the officer's aggregate taxable compensation for the most recently completed calendar year. If payments were to be made under the agreements with these four individuals as of December 31, 2002, the aggregate amount of such payments would equal approximately $2.3 million. No payments are due under the agreements if the officer is terminated for cause following a change in control of the Company or the Bank.

         Each agreement provides that such payments to be made will not exceed the amounts that are deductible by the Company or the Bank for federal tax purposes under Section 280G of the Internal Revenue Code.

Compensation Committee Report on Executive Compensation

         The  Compensation   Committee  (the   "Committee")  has  furnished  the
following report on executive compensation:

         Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's employees, including its Chief Executive Officer ("CEO"), Chairman and other senior management, with the interests of its shareholders. With regard to compensation actions affecting the CEO or executive officers, all of the non-employee members of the Board of Directors acted as the approving body.

         The executive compensation program of the Company is designed to:

          o    Support  a   pay-for-performance   policy   that   differentiates
               compensation based on corporate and individual performance;

          o Motivate employees to assume increased responsibility and reward them for their achievement;

          o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

          o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

         At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and
miscellaneous   benefits   typically   offered  to   executives   in  comparable
corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee is advised periodically by independent compensation consultants concerning salary competitiveness.

         As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on Company performance incentives rather than on salary. Reliance on Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and shareholder value. The mix of annual and long-term compensation was set subjectively. In determining the mix, the Committee balanced rewards for past corporate performance with incentives for future corporate performance improvement.

         Base Salary. Annual base salaries for all executive officers are generally set at competitive levels. Effective April 1, 2002, the Board of Directors, acting on the recommendation of the Committee, increased the base salary paid to executive officers. The increase reflected consideration of competitive data provided by an independent consulting firm, and the Committee's and the Board's assessment of the executive officer's performance.

         Long-Term Incentive Compensation. The Company relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The long-term incentive compensation includes stock option awards. The Committee believes that issuing stock options and other stock-based incentives to executives benefits the Company's shareholders by encouraging and enabling executives to own stock of the Company, thus aligning executive pay with shareholder interests.

         2002 Compensation for the CEO. Mr. Bracken has served as President and Chief Executive Officer since February 2001. His salary for 2002 of $429,808 reflected the Board's assessment of compensation levels for the industry. In addition, during 2002, Mr. Bracken was awarded stock options to purchase 210,000 shares of Common Stock with an exercise price of $11.38 per share.

         Compensation Committee: Sidney R. Brown, Jeffrey S. Brown, Vito J. Marseglia, George A. Pruitt, Edward H. Salmon and John D. Wallace.

Stock Performance Graph

         Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total shareholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Security Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of December 31, 1997. The cumulative total returns for the Nasdaq Stock Market index and the Nasdaq Bank index are computed assuming the reinvestment of dividends.

                               [GRAPHIC OMITTED]

===================================================================================
                         12/31/97  12/31/98  12/31/99  12/29/00  12/31/01  12/31/02
-----------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index     $100      $141      $261      $157      $125     $ 86
-----------------------------------------------------------------------------------
CRSP Nasdaq Bank Index      100        99        95       109       118      121
-----------------------------------------------------------------------------------
Sun Bancorp, Inc.           100       133        75        57        86      117
===================================================================================

--------------
(1) The cumulative total return for Sun Bancorp, Inc. reflects 5% stock dividends paid in May 1998, June 1999, June 2000, June 2001 and May 2002 and a 50% stock dividend paid in March 1998 and has been calculated based on the historical closing prices of $21.83 on December 31, 1997, $18.50 on December 31, 1998, $9.94 on December 31, 1999, $7.125 on December 31, 2000,
     $10.26 on December 31, 2001 and $13.30 on December 31, 2002.

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

         The information set forth above under the subheadings "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

--------------------------------------------------------------------------------
                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the Company's shareholders. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year.

--------------------------------------------------------------------------------
                          ADDITIONAL INFORMATION ABOUT
                        DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Certain Relationships and Related Transactions

         Bernard A. Brown, the Chairman of the Board of Directors of the Company and the Bank, is an owner of Vineland Construction Company, 226 Landis Avenue Associates, LLC and Racetrack Supermarket, L.L.C. (the "Related Companies"). The Company and the Bank lease office space from Vineland Construction Company and 226 Landis Avenue Associates, LLC. The Bank is also a sub-tenant of space owned by Racetrack Supermarket, L.L.C. The Company believes that the transactions with the Related Companies are on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate. The Company paid approximately $1.3 million to the Related Companies during the fiscal year ended December 31, 2002.

         Anne E. Koons, a director of the Company, is the sole owner of ABK Realty, to which the Bank paid approximately $147,000 in annual rental and rental expenses under a lease obligation to ABK Realty during the fiscal year ended December 31, 2002.

         Peter Galetto, Jr., a director of the Company, is an officer and part owner of Tri Mark Building Contractors, Inc., to which the Bank paid approximately $483,000 during the fiscal year ended December 31, 2002 for construction services.

         Linwood C. Gerber, Vito J. Marseglia and Anthony Russo, III, all directors of the Company, are general partners of MedSun Bank Properties, to which the Bank paid approximately $96,000 during the year ended December 31, 2002 in annual rent under a lease obligation.

         Douglas J. Heun, a director of the Company, is a partner in Tricount Investors and Benefits 21, Inc. During the year ended December 31, 2002, the Bank paid approximately $56,000 in annual rent under a lease obligation to Tricount Investors and paid approximately $14,000 for record keeping services for the Bank's 401(k) plan to Benefits 21, Inc.

         The Company believes that the transactions described above are on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate.

         The Bank has a policy of offering various types of loans to officers, directors and employees of the Bank and of the Company. These loans have been made in the ordinary course of business and on substantially the same terms and conditions (including interest rates and collateral requirements) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with its other unaffiliated customers and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All of these loans were current at December 31, 2002.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Company's Board of Directors during the year ended December 31, 2002 were Sidney R. Brown, Jeffrey
S. Brown, Vito J. Marseglia, George A. Pruitt, Edward H. Salmon and John D. Wallace. Each was also a member of the Board of Directors of the Company during 2002. No member of the Committee is, or was during 2002, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2002, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and

Exchange Commission and the Nasdaq National Market, and to provide copies of those reports to the Company.

         Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 2002.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                      SHAREHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices at 226 Landis Avenue, Vineland, New Jersey 08360, no later than December 17, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Exchange Act.

         Under the Company's bylaws, shareholder proposals that are not included in the Company's proxy materials for next year's annual meeting of shareholders, will only be considered at the annual meeting if the shareholder submits notice of the proposal to the Company at the above address by March 17, 2004. In addition, shareholder proposals must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at next year's meeting.

         The Company's bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. A copy of such provisions is available upon request to: Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360,
Attention: Corporate Secretary.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, WILL BE FURNISHED WITHOUT CHARGE (WITHOUT EXHIBITS) TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SUN BANCORP, INC., 226 LANDIS AVENUE, VINELAND, NEW JERSEY 08360.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/Sidney R. Brown

                                            Sidney R. Brown
                                            Secretary




Vineland, New Jersey
April 17, 2003

                                                                      APPENDIX A

                                SUN BANCORP, INC.

                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Sun Bancorp, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE:  ORGANIZATION

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees as set forth in 12 CFR 363.5, and at least one member of the Committee shall have accounting or related financial management expertise which qualifies him or her as an audit committee financial expert, as set forth in applicable regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Committee shall maintain free and open communication with the independent auditors, the internal auditors, Company management and the Disclosure Committee of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel or other advisors with adequate funding to be provided by the Company. The Committee is responsible for the annual selection and retention or non-retention of the Company's independent auditors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for signing the independent auditor's engagement letter, the leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the Disclosure Committee, the lead independent audit partner and the director of internal audit.

The Committee shall meet at least four times a year or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

RESPONSIBILITIES

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

1. Selecting and retaining a competent and capable audit manager/liaison who has no responsibilities for operating the business. That person would be responsible for control risk assessments, audit plans, audit programs, and audit reports, set forth in OCC Bulletin 98-1.

2. Selecting and retaining the independent auditors to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

3. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

4. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditor's independence.

5. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

6. Issuing annually a report to be included in the Company's proxy statements as required by the rules of the Securities and Exchange Commission.

7. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

8. Discussing with a representative of management and the independent  auditors:
(1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

9. Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget, and staffing. This includes outsourcing and co-sourcing of the audit function, wherein outsourcing is the total engagement of an outside firm or vendor to perform the internal audit function, and co-sourcing is the engagement of personnel only as required to satisfactorily complete the audit function. Under the current co-sourced relationship, the Board of Directors and senior managers of the institution are responsible for ensuring that the system of internal control (including the internal audit function) operates effectively. When negotiating the co-sourced arrangement, the institution will carefully consider its current and anticipated business risks in setting each party's internal audit responsibilities. The co-sourcing arrangement should not increase the risk that a breakdown of internal controls can occur. To clearly set forth its duties from those of the co-sourcing vendor, the institution will have a written contract, usually referred to as an engagement letter, details of which are set forth in OCC Bulletin No. 98-01, dated January 7, 1998, titled: Interagency Policy Statement on the Internal Audit Function and its Outsourcing.

10. Obtain quarterly updates from the Corporation's loan review function as to their evaluation of the risk ratings assigned to appropriate loans.

11. Review complaints received from the Corporation or anonymously from employees of the Corporation relative to accounting, internal accounting controls, or auditing matters. All complaints will be reported through the Corporation's Internal Audit Director or Risk Manager.

12. Discussing with the Disclosure Committee, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

13. Discussing with the Disclosure Committee and/or the Company's counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------
                         Annual Meeting of Shareholders
                                  May 22, 2003
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders (the "Meeting"), to be held at Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 22, 2003, at 9:30 a.m. and at any and all adjournments thereof, in the following manner:

                                                      FOR   WITHHELD
                                                      ---   --------

1. The election as directors of the
   following nominees (except as marked               |_|     |_|
   to the contrary below):

   Thomas A. Bracken         Anne E. Koons
   Bernard A. Brown          Vito J. Marseglia
   Ike Brown                 Alfonse M. Mattia
   Jeffrey S. Brown          Audrey S. Oswell
   Sidney R. Brown           George A. Pruitt
   Peter Galetto, Jr.        Anthony Russo, III
   Linwood C. Gerber         Edward H. Salmon
   Douglas J. Heun           John D. Wallace

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below)

   -----------------------------------------------------------

                                                      FOR   WITHHELD   ABSTAIN
                                                      ---   --------   -------
2. The ratification of the appointment of
   Deloitte & Touche LLP as the Company's
   independent auditors for the fiscal year
   ending December 31, 2003.                          |_|     |_|        |_|

         The  Board of  Directors  recommends  a vote  "FOR"  the  above  listed
nominees and proposal.                                  ---

In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the meeting or any adjournments thereof.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of annual meeting of shareholders, a proxy statement dated April 17, 2003, and the 2002 Annual Report.



Dated:                            , 2003
       ---------------------------


------------------------------------          ----------------------------------
PRINT NAME OF SHAREHOLDER                     PRINT NAME OF SHAREHOLDER


------------------------------------          ----------------------------------
SIGNATURE OF SHAREHOLDER                      SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.




--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------